Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Frontier Group Holdings, Inc.

(Exact Name of Registrant Specified in its Charter)

Table 1—Newly Registered and Carry Forward Securities

	Security Type(1)	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Time	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share	457(f)(1) and 457(f)(3)	215,492,296(2)	$10.75(3)	$2,076,555,467.53(4)	$92.70 per $1,000,000	$192,496.69

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

	Total Offering Amounts					$2,076,555,467.53		$192,496.69

	Total Fees Previously Paid					$176,116.26		—

	Total Fee Offsets							—

	Net Fee Due					$16,380.43		$192,496.69

(1)

This registration statement relates to the registration of the estimated maximum number of shares of common stock, par value $0.001 per share, of the Registrant (the “Frontier common stock”) issuable by the Registrant pursuant to the merger described herein and the Agreement and Plan of Merger, dated as of February 5, 2022, by and among the Registrant, Spirit Airlines, Inc. (“Spirit”) and Top Gun Acquisition Corp.

(2)

The estimated maximum number of shares of Frontier common stock to be issued in connection with the merger is based on the product of (i) 112,669,819, which represents the maximum number of shares of common stock, par value $0.001 per share, of Spirit (the “Spirit common stock”) estimated to be outstanding immediately prior to the merger described herein and in the merger agreement (calculated as the sum of (A) 108,612,644 shares of Spirit common stock outstanding as of March 8, 2022, (B) 678,983 shares of Spirit common stock in respect of Spirit restricted stock awards outstanding as of March 8, 2022, (C) 321,494 shares and 107,412 shares of Spirit common stock in respect of Spirit performance share awards and market share awards, respectively, outstanding as of March 8, 2022, (D) 739,089 shares of Spirit common stock in respect of Spirit warrants outstanding as of March 8, 2022) and (E) 2,210,197 shares of Spirit common stock in respect of Spirit 4.75% Convertible Senior Notes due 2025 pursuant to its Indenture, dated as of May 12, 2020, multiplied by (ii) the exchange ratio of 1.9126 shares of Frontier common stock for each share of Spirit common stock.

(3)

Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(f)(1) and Rule 457(f)(3) under the Securities Act, based on the average of the high ($10.96) and low ($10.54) prices per share of the Frontier common stock as reported on The Nasdaq Global Select Market on April 8, 2022, which date is within five business days prior to filing this Registration Statement.

(4)

Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933 and computed pursuant to Rule 457(f)(1) and Rule 457(f)(3) of the Securities Act of 1933. The proposed maximum offering price is equal to the sum of (i) the product of (A) $10.75, the average of the high and low prices per share of Frontier common stock as calculated in Note 3 above and (B) the estimated maximum number of shares of Frontier common stock to be registered as calculated in Note 2 above, minus (ii) $239,986,714.47, the aggregate amount of cash to be paid by Frontier in respect of the Spirit common stock. $176,116.26 of the total registration fee was paid in connection with the previous filing of this registration statement on March 11, 2022.

Table 2—Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with the Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3—Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date